SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)         May 2, 2008

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11596	58-1954497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8302 Dunwoody Place, Suite 250, Atlanta, Georgia	30350
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (770) 587-9898

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 1 - Registrant’s Business and Operations

Item 1.01 - Entry Into A Material Definitive Agreement

On May 2, 2008, the Board of Directors of Perma-Fix Environmental Services, Inc. (the “Company”) declared a dividend distribution of one Right for each outstanding share of Common Stock, par value $.001 per share (the “Common Stock”), of the Company to stockholders of record on May 12, 2008 (the “Record Date”). The Rights Agreement (as defined below) also contemplates the issuance of one Right for each share of Common Stock which is issued by the Company between the Record Date and the Distribution Date (or earlier redemption or termination of the Rights).

Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.001 per share (the “Preferred Shares”), of the Company at a purchase price of $13.00 per one-one hundredth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description of the Rights are set forth in the Rights Agreement (the “Rights Agreement”) between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agent”).

Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) have acquired beneficial ownership of 20% or more of the outstanding Common Stock (except pursuant to a Permitted Offer, as defined below, or persons excluded from being an Acquiring Person under the Rights Agreement) or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person becomes an Acquiring Person) following the commencement of, or announcement of an intention (which intention to commence remains in effect for 5 business days after such announcement) to make a tender offer or exchange offer, the consummation of which would result in a person or group becoming an Acquiring Person of 20% or more of the Company’s Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced with respect to any of the Common Stock certificates outstanding and no separate Rights Certificates will be distributed.

Excluded from being an Acquiring Person under the Rights Agreement are the following (collectively, the “Excluded Persons”):

•	the Company;

•	any subsidiary of the Company;

•	any employee benefit plan of the Company or its subsidiaries;

•	any entity holding Common Stock for or pursuant to the employee benefit plan of the Company or its subsidiary;

•
any Person who becomes the beneficial owner of 20% or more of the Common Stock solely as a result of the acquisition of Common Stock by the Company, unless such Person shall, after such share purchases by the Company, become the beneficial owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock; and

•
any person whom the Board of Directors of the Company determines in good-faith has acquired 20% or more of the Common Stock inadvertently and such person divests, within 10 business days after such determination, a sufficient number of shares of Common Stock to no longer beneficially own 20% of the Common Stock.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights):

•	the Rights will be transferred with and only with the Common Stock of the Company;

•	new Common Stock certificates issued after the Record Date, upon transfer or new issuance of Common Stock by the Company will contain a notation incorporating the Rights Agreement by reference; and

•
the surrender for transfer of any certificates for Common Stock, even without such notation (or a copy of this Summary of Rights) being attached thereto, will also constitute the transfer of Rights associated with the Common Stock represented by such certificate.

As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to the holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

The Rights are not exercisable until the Distribution Date. The Rights will expire on May 2, 2018 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

In the event that any person becomes an Acquiring Person (except pursuant to a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms which a majority of certain members of the Board of Directors determines to be adequate and in the best interests of the Company, its stockholders and other relevant constituencies, other than the Acquiring Person, its affiliates and associates (a “Permitted Offer”)), each holder of a Right (except Rights which have been voided as set forth below) will thereafter have the right (the “Flip-In Rights”) to receive upon exercise the number of shares of Common Stock or of one-one hundredths of a share of Preferred Shares (or, in certain circumstances, other securities of the Company) having a value (on the date such person became an Acquiring Person) equal to two times the Purchase Price of the Right.

In the event that at any time (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the survivor, (ii) a merger or other business combination with the Company in which the Company is the survivor and, in connection with such transaction, all or part of the shares of Common Stock shall be changed for stock or other securities of any other person (or the Company) or (iii) more than 50% of the Company’s assets or earning power is sold or transferred, then each holder of a Right (except Rights which have been voided as set forth below) shall thereafter have the right (the “Flip-Over Right”) to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right. The Flip-Over Right is not applicable to transactions described in (i) and (ii) of this paragraph if (a) such transaction is consummated with a person who acquired Common Stock pursuant to a Permitted Offer; (b) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of Common Stock purchased pursuant to the Permitted Offer, and (c) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to the Permitted Offer.

The Purchase Price payable, and the number of Preferred Shares, Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

•	in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares;

•
upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribed for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares; or

•
upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Any Rights that are beneficially owned by (i) any Acquiring Person (or any affiliate or associate of such Acquiring Person), (ii) a transferee of an Acquiring Person (or any affiliate or associate thereof) who becomes a transferee after the Acquiring Person becomes such, or (iii) under certain conditions, a transferee of any Acquiring Person (or any affiliate or associate thereof) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such, shall be null and void and no holder of such Rights shall thereafter have rights to exercise such Rights.

At any time after a person becomes an Acquiring Person and prior to the acquisition by such Person (or affiliate or associate of an Acquiring Person) of 50% or more of the outstanding Common Stock, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such Acquiring Person which have become void), in whole or in part, at an exchange ratio of one share of Common Stock, or one-one hundredth of a Preferred Share (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences and privileges), per Right (subject to adjustment). Upon the Board of Directors of the Company ordering the exchange, the right to exercise the Right shall terminate and the only right thereafter shall be to receive the shares in accordance with the exchange.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

At any time prior to the earlier of the Distribution Date or Final Expiration Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the “Redemption Price”), adjusted to reflect any stock split, stock dividend or similar transaction, and payable, at the option of the Company, either in cash, shares of common stock, or any other form of consideration deemed appropriate by the Board of the Company. The redemption of the rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holder of Rights will be to receive the Redemption Price.

The terms of the Rights Agreement and the Rights may be amended by the Company without the consent of the holders of the Rights, in order to cure any ambiguity, to correct or supplement any provision contained therein which may be defective or inconsistent with any other provisions contained therein, or to make any other changes or amendments to the provisions contained therein which the Company may deem necessary or desirable, except that from and after such time as any person becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person or any affiliate or associate of the Acquiring Person). No amendment to the Rights Agreement or the Rights shall be made which changes the redemption price or the number of Preferred Shares or shares of Common Stock for which a Right is exercisable or exchangeable.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as Exhibit 4.1 to this report and is incorporated herein by reference. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 3.03 Material Modifications to Rights of Security Holders.

The information required by this item is included in Item 1.01 above, and is incorporated with Item 3.03 by reference.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with its adoption of the Rights Agreement, the Company’s Board of Directors approved a Certificate of Designations of Series A Junior Participating Preferred Stock (the “Certificate of Designations”), which is filed with this report as Exhibit 4.2, and is incorporated by reference herein. The Company filed the Certificate of Designations with the Secretary of State of the State of Delaware on May 6, 2008. The Certificate of Designations was effective upon filing.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Stock. These rights are protected by customary anti-dilution provisions. Each Preferred Share will have 100 votes, voting together, as a single class, with the Common Stock and other capital stock of the Company having general voting rights, except as otherwise required by law or the Company’s Certificate of Incorporation.

The foregoing description of the rights of the Preferred Shares does not purport to be complete and is qualified in its entirety by reference to the Certificate Designations.

Section 9 - Financial Statements and Exhibits

Item 9.01 - Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description

4.1	Rights Agreement, dated as of May 2, 2008, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent.

4.2	Certificate of Designations of Series A Junior Participating Preferred Stock.

99.1	Press Release dated May 8, 2008, announcing shareholder rights plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2008

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:	/s/ Steven T. Baughman
Steven T. Baughman
Vice President and
Chief Financial Officer